NEWS RELEASE
Media Contact:
Phil Hughes
AMD Communications
512-865-9697
phil.hughes@amd.com

Investor Contact:
Liz Stine
AMD Investor Relations
720-652-3965
liz.stine@amd.com

AMD Reports Third Quarter 2025 Financial Results

SANTA CLARA, Calif. ― November 4, 2025 ― AMD (NASDAQ:AMD) today announced financial results for the third quarter of 2025. Third quarter revenue was a record $9.2 billion, gross margin was 52%, operating income was $1.3 billion, net income was $1.2 billion and diluted earnings per share was $0.75. On a non-GAAP(*) basis, gross margin was 54%, operating income was $2.2 billion, net income was $2 billion and diluted earnings per share was $1.20. Our third quarter results did not include any revenue from shipments of AMD Instinct™ MI308 GPU products to China.

"We delivered an outstanding quarter, with record revenue and profitability reflecting broad based demand for our high-performance EPYC and Ryzen processors and Instinct AI accelerators," said Dr. Lisa Su, AMD chair and CEO. "Our record third quarter performance and strong fourth quarter guidance marks a clear step up in our growth trajectory as our expanding compute franchise and rapidly scaling data center AI business drive significant revenue and earnings growth."

“We delivered record quarterly revenue of $9.2 billion, up 36% year-over-year, and generated record free cash flow, reflecting the strength of our leadership portfolio and disciplined execution,” said Jean Hu, AMD executive vice president, chief financial officer and treasurer. “Our continued investments in AI and high-performance computing are driving significant growth and position AMD to deliver long-term value creation.”

GAAP Quarterly Financial Results

	Q3 2025 (1)	Q3 2024	Y/Y	Q2 2025 (2)	Q/Q
Revenue ($M)	$9,246	$6,819	Up 36%	$7,685	Up 20%
Gross profit ($M)	$4,780	$3,419	Up 40%	$3,059	Up 56%
Gross margin	52%	50%	Up 2 ppts	40%	Up 12 ppts
Operating expenses ($M)	$3,510	$2,695	Up 30%	$3,193	Up 10%
Operating income (loss) ($M)	$1,270	$724	Up 75%	$(134)	Up 1,048%
Operating margin	14%	11%	Up 3 ppts	(2)%	Up 16 ppts
Net income ($M)	$1,243	$771	Up 61%	$872	Up 43%
Diluted earnings per share	$0.75	$0.47	Up 60%	$0.54	Up 39%

Non-GAAP(*) Quarterly Financial Results

	Q3 2025 (1)	Q3 2024	Y/Y	Q2 2025 (2)	Q/Q
Revenue ($M)	$9,246	$6,819	Up 36%	$7,685	Up 20%
Gross profit ($M)	$4,992	$3,657	Up 37%	$3,326	Up 50%
Gross margin	54%	54%	Flat	43%	Up 11 ppts
Operating expenses ($M)	$2,754	$1,942	Up 42%	$2,429	Up 13%
Operating income ($M)	$2,238	$1,715	Up 30%	$897	Up 149%
Operating margin	24%	25%	Down 1 ppt	12%	Up 12 ppts
Net income ($M)	$1,965	$1,504	Up 31%	$781	Up 152%
Diluted earnings per share	$1.20	$0.92	Up 30%	$0.48	Up 150%

(1) Third quarter of 2025 results do not include any revenue from shipments of the AMD Instinct™ MI308 GPU products to China.
(2) Second quarter of 2025 results included $800 million in inventory and related charges as a result of the U.S. Government's export control on AMD Instinct™ MI308 data center GPU products. Excluding these charges, non-GAAP gross margin for the second quarter of 2025 would have been approximately 54%.

Segment Summary
•Data Center segment revenue was $4.3 billion, up 22% year-over-year primarily driven by strong demand for 5th Gen AMD EPYC™ processors and AMD Instinct MI350 Series GPUs.
•Client and Gaming segment revenue was $4 billion, up 73% year-over-year. Client revenue was a record $2.8 billion, up 46% year-over-year primarily driven by record sales of Ryzen™ processors and a richer product mix. Gaming revenue was $1.3 billion, up 181% year-over-year driven by higher semi-custom revenue and strong demand for Radeon™ gaming GPUs.
•Embedded segment revenue was $857 million, down 8% year-over-year.

Recent PR Highlights
•Customer momentum for AMD AI platforms is accelerating:
◦OpenAI and AMD announced a strategic partnership where AMD will be a core preferred partner to deploy 6 gigawatts of AMD GPUs to power OpenAI’s next generation AI infrastructure, with the first 1-gigawatt deployment of AMD Instinct MI450 GPUs set to begin in the second half of 2026.
◦Oracle and AMD announced that Oracle Cloud Infrastructure (OCI) will offer the first publicly available AI supercluster powered by the AMD “Helios” rack design with AMD Instinct MI450 GPUs, EPYC “Venice” CPUs and Pensando™ “Vulcano” networking, with an initial deployment of 50,000 GPUs starting in Q3 2026.

◦AMD unveiled its “Helios” rack scale design that supports the new Open Rack Wide specification introduced by Meta at Open Compute Project Global Summit.
◦Cisco and AMD announced an expanded collaboration with G42 to deploy a large-scale AI cluster powered by AMD Instinct MI355X GPUs to advance secure AI infrastructure across UAE.
◦IBM and AMD announced a multi-year collaboration to provide Zyphra with advanced AI infrastructure, leveraging a large cluster of AMD Instinct MI350X GPUs to power next-generation multimodal AI models.
◦Cohere and AMD expanded their collaboration, bringing AMD Instinct GPU-powered infrastructure to Cohere’s full suite of enterprise AI offerings.
◦Vultr announced the global availability of AMD Instinct MI355X GPUs across its cloud platform.
◦DigitalOcean expanded its AMD-based cloud offerings to support a broader range of AI workloads with AMD Instinct MI325X GPUs available now and AMD Instinct MI350X GPUs available later this year.
◦AMD and Tech Mahindra announced a collaboration to bring AMD Instinct GPUs and AMD EPYC processors to the Cloud BlazeTech enterprise AI solution.
•AMD and the U.S. Department of Energy announced two new next-generation supercomputers:
◦The Lux AI supercomputer, powered by AMD Instinct MI355X GPUs, AMD EPYC CPUs and AMD Pensando advanced networking technologies, will be the first U.S. AI factory supercomputer.
◦The Discovery supercomputer, expected to be delivered in 2028, will be based on next-gen AMD EPYC CPUs, codenamed “Venice,” and AMD Instinct MI430X GPUs, a new MI400 Series accelerator designed for sovereign AI and scientific computing.
•AMD released ROCm™ 7 software, boosting training and inference performance and expanding enterprise tools for infrastructure management and deployment.
•AMD announced the completion of the divestiture of the ZT Systems data center infrastructure manufacturing business to Sanmina.
•AMD partners expanded their cloud offerings based on AMD EPYC processors to meet growing compute demand for enterprise and AI workloads:
◦AWS announced the availability of Amazon EC2 M8a general-purpose instance powered by 5th Gen AMD EPYC processors, delivering up to 30% higher performance than the previous generation.
◦Oracle announced next-gen Compute Cloud@Customer X11 and Private Cloud Appliance X11 platforms powered by 5th Gen AMD EPYC processors.
•IBM and AMD announced plans to combine quantum computers and high-performance compute to drive scalable, open-source next-generation computing architectures.
•AMD delivered new capabilities for the most demanding PC and gaming workloads, including:
◦The AMD Ryzen™ Threadripper™ 9000WX and Ryzen Threadripper PRO 9000X Series processors, delivering unmatched multi-core performance and platform capabilities for creators, enthusiasts and professionals.

◦AMD FSR 4, a ML-based upscaling technology that enhances frame rates and visuals, saw rapid adoption with supported games doubling since launch to over 85.
•AMD expanded its x86 embedded processor portfolio, including:
◦The AMD EPYC Embedded 4005 series processors, built to deliver performance, optimized system costs and extended deployment lifecycles in network security appliances and entry-level industrial edge servers.
◦The AMD Ryzen Embedded 9000 processors delivering exceptional performance-per-watt, low latency, and the long-term stability for industrial PCs, automation systems and machine vision applications.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For the fourth quarter of 2025, AMD expects revenue to be approximately $9.6 billion, plus or minus $300 million. At the mid-point of the revenue range, this represents year-over-year growth of approximately 25% and sequential growth of approximately 4%. Non-GAAP gross margin is expected to be approximately 54.5%. Our current outlook does not include any revenue from AMD Instinct MI308 shipments to China.

AMD Teleconference
AMD will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its third quarter 2025 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024
GAAP gross profit	$4,780	$3,059	$3,419
GAAP gross margin	52%	40%	50%
Stock-based compensation	7	6	5
Amortization of acquisition-related intangibles	260	260	233
Acquisition-related and other costs (1)	—	1	—
Inventory loss at (recovery from) contract manufacturer (2)	(67)	—	—
Loss contingency on legal matter	12	—	—
Non-GAAP gross profit	$4,992	$3,326	$3,657
Non-GAAP gross margin	54%	43%	54%

GAAP operating expenses (3)	$3,510	$3,193	$2,695
GAAP operating expenses/revenue %	38%	42%	40%
Stock-based compensation	412	363	346
Amortization of acquisition-related intangibles	302	308	352
Acquisition-related and other costs (1)	42	93	55
Non-GAAP operating expenses (3)	$2,754	$2,429	$1,942
Non-GAAP operating expenses/revenue %	30%	32%	28%

GAAP operating income (loss)	$1,270	$(134)	$724
GAAP operating margin	14%	(2)%	11%
Stock-based compensation	419	369	351
Amortization of acquisition-related intangibles	562	568	585
Acquisition-related and other costs (1)	42	94	55
Inventory loss at (recovery from) contract manufacturer (2)	(67)	—	—
Loss contingency on legal matter	12	—	—
Non-GAAP operating income	$2,238	$897	$1,715
Non-GAAP operating margin	24%	12%	25%

	Three Months Ended
	September 27, 2025		June 28, 2025		September 28, 2024
GAAP net income / earnings per share	$1,243	$0.75	$872	$0.54	$771	$0.47
Stock-based compensation	419	0.26	369	0.23	351	0.21
Amortization of acquisition-related intangibles	562	0.34	568	0.35	585	0.36
Acquisition-related and other costs (1)	43	0.03	96	0.05	56	0.03
Inventory loss at (recovery from) contract manufacturer (2)	(67)	(0.04)	—	—	—	—
Loss contingency on legal matter	12	0.01	—	—	—	—
(Gains) losses on equity investments, net	(26)	(0.02)	(61)	(0.04)	(1)	—
Equity income in investee	(10)	—	(8)	—	(7)	—
Release of reserves for uncertain tax positions (4)	—	—	(853)	(0.52)	—	—
Income tax provision	(140)	(0.09)	(98)	(0.06)	(251)	(0.15)
Income from discontinued operations, net of tax (5)	(71)	(0.04)	(104)	(0.07)	—	—
Non-GAAP net income / earnings per share	$1,965	$1.20	$781	$0.48	$1,504	$0.92

(1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges.
(2) Inventory loss at (recovery from) contract manufacturer is related to losses due to an incident at a third-party contract manufacturing facility in Q1'24 and the corresponding recovery.
(3) Effective first quarter of 2025, licensing gain is reclassified against Marketing, general and administrative expenses as the amounts were immaterial.
(4) Release of reserves for uncertain tax positions pertains to the reasonable cause relief related to dual consolidated losses approved by IRS in Q2'25.
(5) Income from discontinued operations is related to ZT Systems' manufacturing business which is classified as held-for-sale.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(Millions) (Unaudited)
Three Months Ended
June 28, 2025
GAAP gross profit	$3,059
GAAP gross margin	40%
Stock-based compensation, amortization of acquisition-related intangibles, acquisition-related and other costs	267
Inventory and related charges associated with U.S. export restrictions	800
Non-GAAP gross profit (as adjusted to exclude inventory and related charges associated with U.S. export restrictions)	$4,126
Non-GAAP gross margin (as adjusted to exclude inventory and related charges associated with U.S. export restrictions)	54%

About AMD
For more than 55 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, LinkedIn and X pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as, the features, functionality, performance, availability, timing and expected benefits of future AMD products; AMD’s growth trajectory; the expected revenue and earnings growth from AMD’s compute franchise and AI business; AMD’s ability to drive significant growth and position itself to deliver long-term value creation based on continued investments in AI and high-performance computing; the strategic partnership with OpenAI and the deployment of six gigawatts of AMD Instinct™ GPUs and timing thereof; the strategic partnership with Oracle and the deployment of 50,000 GPUs and timing thereof; and AMD’s expected fourth quarter 2025 financial outlook, including revenue and non-GAAP gross margin, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and are generally beyond AMD’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, import tariffs, trade protection measures, and licensing requirements; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; impact of acquisitions, joint ventures and/or strategic investments on AMD’s business and AMD’s ability to integrate acquired businesses, including ZT Systems; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain key employees; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)	In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue percent, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2025, AMD used a non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. Additionally, AMD has provided an adjusted non-GAAP gross profit and gross margin for the second quarter of 2025 which excluded the inventory and related charges associated with U.S. export restrictions. AMD also provides adjusted EBITDA, free cash flow and free cash flow margin as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of November 4, 2025, and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

©2025 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, AMD Instinct, EPYC, Pensando, Radeon, ROCm, Ryzen, Spartan, Threadripper, Ultrascale+, Versal and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net revenue	$9,246	$7,685	$6,819	$24,369	$18,127
Cost of sales	4,206	4,366	3,167	12,023	8,590
Amortization of acquisition-related intangibles	260	260	233	771	694
Total cost of sales	4,466	4,626	3,400	12,794	9,284
Gross profit	4,780	3,059	3,419	11,575	8,843
Gross margin	52%	40%	50%	47%	49%
Research and development	2,139	1,894	1,636	5,761	4,744
Marketing, general and administrative	1,069	991	707	2,946	1,954
Amortization of acquisition-related intangibles	302	308	352	926	1,116
Total operating expenses	3,510	3,193	2,695	9,633	7,814
Operating income (loss)	1,270	(134)	724	1,942	1,029
Interest expense	(37)	(38)	(23)	(95)	(73)
Other income (expense), net	82	98	36	219	144
Income from continuing operations before income taxes and equity income	1,315	(74)	737	2,066	1,100
Income tax provision (benefit)	153	(834)	(27)	(558)	(38)
Equity income in investee	10	8	7	25	21
Income from continuing operations, net of tax	1,172	768	771	2,649	1,159
Income from discontinued operations, net of tax	71	104	—	175	—
Net income	$1,243	$872	$771	$2,824	$1,159

Earnings per share:
Earnings from continuing operations - basic	$0.72	$0.47	$0.48	$1.63	$0.72
Earnings from discontinued operations - basic	$0.04	$0.07	$—	$0.11	$—
Basic earnings per share	$0.76	$0.54	$0.48	$1.74	$0.72

Earnings from continuing operations - diluted	$0.71	$0.47	$0.47	$1.62	$0.71
Earnings from discontinued operations - diluted	$0.04	$0.07	$—	$0.11	$—
Diluted earnings per share	$0.75	$0.54	$0.47	$1.73	$0.71
Shares used in per share calculation
Basic	1,626	1,623	1,620	1,623	1,619
Diluted	1,641	1,630	1,636	1,632	1,638

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	September 27, 2025	December 28, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,808	$3,787
Short-term investments	2,435	1,345
Accounts receivable, net	6,201	6,192
Inventories	7,313	5,734
Assets held for sale	3,990	—
Prepaid expenses and other current assets	2,253	1,991
Total current assets	27,000	19,049
Property and equipment, net	2,205	1,802
Goodwill	25,083	24,839
Acquisition-related intangibles, net	17,250	18,930
Deferred tax assets	633	688
Other non-current assets	4,720	3,918
Total Assets	$76,891	$69,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,483	$2,466
Accrued liabilities	5,112	4,260
Current portion of long-term debt, net	873	—
Liabilities held for sale	1,908	—
Other current liabilities	324	555
Total current liabilities	11,700	7,281
Long-term debt	2,347	1,721
Long-term operating lease liabilities	650	491
Deferred tax liabilities	326	349
Other long-term liabilities	1,078	1,816

Stockholders' equity:
Capital stock:
Common stock, par value $0.01	17	17
Additional paid-in capital	62,657	61,362
Treasury stock, at cost	(7,059)	(6,106)
Retained earnings	5,188	2,364
Accumulated other comprehensive loss	(13)	(69)
Total stockholders' equity	60,790	57,568
Total Liabilities and Stockholders' Equity	$76,891	$69,226

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net income	$1,243	$771	$2,824	$1,159
Income from discontinued operations, net of tax	(71)	—	(175)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	192	171	556	499
Amortization of acquisition-related intangibles	562	585	1,697	1,810
Stock-based compensation	419	351	1,152	1,068
Deferred income taxes	218	(607)	18	(863)
Release of reserves for uncertain tax positions	—	—	(853)	—
Inventory loss at (recovery from) contract manufacturer	(67)	—	(67)	65
Other	—	17	29	32
Changes in operating assets and liabilities:
Accounts receivable, net	(1,085)	(2,213)	(7)	(1,961)
Inventories	(636)	(386)	(1,579)	(1,096)
Prepaid expenses and current assets	118	703	(259)	(171)
Accounts payable	451	873	998	574
Accrued and other liabilities	444	363	(145)	626
Net cash provided by operating activities of continuing operations	1,788	628	4,189	1,742
Net cash provided by operating activities of discontinued operations	371	—	920	—
Net cash flows provided by operations	2,159	628	5,109	1,742
Cash flows from investing activities:
Purchases of property and equipment	(258)	(132)	(752)	(428)
Purchases of short-term investments	(1,314)	(142)	(2,110)	(707)
Proceeds from maturity of short-term investments	299	149	982	1,351
Proceeds from sale of short-term investments	18	589	66	591
Purchases of strategic investments	(74)	(37)	(432)	(131)
Acquisitions, net of cash acquired	—	(548)	(1,716)	(548)
Other	—	(17)	—	(15)
Net cash (used in) provided by investing activities of continuing operations	(1,329)	(138)	(3,962)	113
Net cash (used in) investing activities of discontinued operations	(8)	—	(30)	—
Net cash flows (used in) provided by investing activities	(1,337)	(138)	(3,992)	113
Cash flows from financing activities:
Proceeds from debt and commercial paper issuance, net of issuance costs	—	—	2,441	—
Repayment of debt and commercial paper	—	—	(950)	(750)
Proceeds from sales of common stock through employee equity plans	10	4	169	152
Repurchases of common stock	(89)	(250)	(1,316)	(606)
Stock repurchases for tax withholding on employee equity plans	(371)	(460)	(447)	(686)
Other	—	—	—	(1)
Net cash (used in) provided by financing activities of continuing operations	(450)	(706)	(103)	(1,891)
Net (decrease) increase in cash, cash equivalents and restricted cash	372	(216)	1,014	(36)
Cash, cash equivalents and restricted cash at beginning of period	4,453	4,113	3,811	3,933
Cash, cash equivalents and restricted cash at end of period	$4,825	$3,897	$4,825	$3,897

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$4,808	$3,897	$4,808	$3,897
Restricted cash included in Prepaid expenses and other current assets	17	—	17	—
Cash, cash equivalents and restricted cash at end of period	$4,825	$3,897	$4,825	$3,897

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Segment and Disaggregated Revenue Information (1)
Net Revenue:
Data Center Segment	$4,341	$3,240	$3,549	$11,255	$8,720
Client and Gaming Segment
Client	2,750	2,499	1,881	7,543	4,741
Gaming	1,298	1,122	462	3,067	2,032
Total Client and Gaming	4,048	3,621	2,343	10,610	6,773
Embedded Segment	857	824	927	2,504	2,634
Total net revenue	$9,246	$7,685	$6,819	$24,369	$18,127

Operating Income (Loss):
Data Center Segment	$1,074	$(155)	$1,041	$1,851	$2,325
Client and Gaming Segment	867	767	288	2,130	691
Embedded Segment	283	275	372	886	1,059
All other	(954)	(1,021)	(977)	(2,925)	(3,046)
Total operating income (loss)	$1,270	$(134)	$724	$1,942	$1,029

Other Data
Capital expenditures	$258	$282	$132	$752	$428
Adjusted EBITDA (2)	$2,431	$1,088	$1,887	$5,473	$4,612
Cash, cash equivalents and short-term investments	$7,243	$5,867	$4,544	$7,243	$4,544
Free cash flow (3)	$1,530	$1,180	$496	$3,437	$1,314
Total assets	$76,891	$74,820	$69,636	$76,891	$69,636
Total debt	$3,220	$3,218	$1,720	$3,220	$1,720

(1) The Company operates as three operating segments, Data Center, Client and Gaming, and Embedded segments.

The Data Center segment primarily includes Artificial Intelligence (AI) accelerators, server microprocessors (CPUs), graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), Smart Network Interface Cards (SmartNICs) and Adaptive System-on-Chip (SoC) products for data centers.

The Client and Gaming segment primarily includes CPUs, APUs, and chipsets for desktops and notebooks, and discrete GPUs, semi-custom SoC products and development services.

The Embedded segment primarily includes embedded CPUs, GPUs, APUs, FPGAs, System on Modules (SOMs), and Adaptive SoC products.

From time to time, the Company may also sell or license portions of its IP portfolio.

All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangibles, employee stock-based compensation expense, acquisition-related and other costs, inventory loss at (recovery from) contract manufacturer and restructuring charges.

(2)	Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended			Nine Months Ended
(Millions) (Unaudited)	September 27, 2025	June 28, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP net income	$1,243	$872	$771	$2,824	$1,159
Interest expense	37	38	23	95	73
Other (income) expense, net	(82)	(98)	(36)	(219)	(144)
Income tax provision (benefit)	153	(834)	(27)	(558)	(38)
Equity income in investee	(10)	(8)	(7)	(25)	(21)
Stock-based compensation	419	369	351	1,152	1,068
Depreciation and amortization	192	189	171	556	499
Amortization of acquisition-related intangibles	562	568	585	1,697	1,810
Acquisition-related and other costs	43	96	56	181	141
Inventory loss at (recovery from) contract manufacturer	(67)	—	—	(67)	65
Loss contingency on legal matter	12	—	—	12	—
Income from discontinued operations, net of tax	(71)	(104)	—	(175)	—
Adjusted EBITDA	$2,431	$1,088	$1,887	$5,473	$4,612

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other (income) expense, net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense, amortization of acquisition-related intangibles, acquisition-related and other costs, inventory loss at (recovery from) contract manufacturer, loss contingency on legal matter, and income from discontinued operations, net of tax. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow

	Three Months Ended			Nine Months Ended
(Millions except percentages) (Unaudited)	September 27, 2025	June 28, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP net cash provided by operating activities of continuing operations	$1,788	$1,462	$628	$4,189	$1,742
Operating cash flow margin % from continuing operations	19%	19%	9%	17%	10%
Purchases of property and equipment	(258)	(282)	(132)	(752)	(428)
Free cash flow	$1,530	$1,180	$496	$3,437	$1,314
Free cash flow margin %	17%	15%	7%	14%	7%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities of continuing operations for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.